Exhibit 26 (g) i. a1. 4.

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

(hereinafter the “Reinsurer”)

Effective August 1, 2011, the Amendment effective date, the corporate retention of the Ceding Company will be revised per the attached retention schedule.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	/s/ Peter G Ferris	Date:	8-12-11
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-12-11
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-12-11
Peter G. Ferris
Second Vice President & Actuary

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Retention Limits Eff. 8/1/11

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Joan M Paulter	Date:	8/10/11

Print name:	Joan Paulter

Title:	VP

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Jay Biehl	Date:	8/10/11

Print name:	Jay Biehl

Title:	SVP

[page break]

RETENTION LIMITS

[table deleted]

Effective 8/1/11